Exhibit 5.1
[Letterhead of Garvey Schubert Barer]

October 18, 2012
U.S. Well Services, LLC
USW Financing Corp.
770 South Post Oak Lane, Suite 405
Houston, Texas 77056

Ladies and Gentlemen:
Garvey Schubert Barer (“we” or this “Firm”) has been engaged as special New York counsel by U.S. Well Services, LLC, a Delaware limited liability company (“USW LLC”), and USW Financing Corp., a Delaware corporation (“USW Finance,” and together with USW, LLC, the “Issuers”), in connection with the registration by the Issuers of the Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange by the Issuers (the “Exchange Offer”) of $68,414,660 aggregate principal amount of their 14.50% Senior Secured Notes due 2017 (the “Original Notes”) for new notes bearing substantially identical terms (the “New Notes”). The Original Notes were issued, and the New Notes will be issued, under that certain Indenture dated as of February 21, 2012 (the “Original Indenture”), among the Issuers and The Bank of New York Mellon Trust Company, N.A., as trustee and as noteholder collateral agent (the “Trustee”), as amended by that certain First Supplemental Indenture, dated as July 16, 2012 (the “Supplement,” and together with the Original Indenture, the “Indenture”), among the Issuers and the Trustee. Terms not defined herein and defined in the Indenture have, as used herein, the respective meanings stated or ascribed in the Indenture.
I.    Documents Examined
We have examined copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)	The Original Indenture;

(ii)	The Supplement;

(iii)	Escrow Agreement, dated as of February 21, 2012, among the Issuers and the Trustee;

(iv)	Amendment to Escrow Agreement; dated as of July 16, 2012, among the Issuers and the Trustee, as trustee and escrow agent;

(v)	The Original Notes;

(i)	The form of the New Notes as of the date of this opinion;

(ii)	The Registration Statement; and

(iii)	Registration Rights Agreement, dated as of February 17, 2012, among the Issuers, the individual purchasers named therein, and Global Hunter Securities, LLC.
Each, herein, a “Note Document” and collectively, herein, the “Note Documents.”

We have also examined originals or copies, certified or otherwise, of the resolutions of the board of managers of USW LLC and the resolutions of the board of directors of USW Finance, each authorizing the Exchange Offer.

II.    Assumptions
In rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of the New Notes by each party thereto; (ii) the authenticity of all documents reviewed by us as original documents; (iii) the conformity to original documents of all documents reviewed by us as copies thereof; (iv) the legal capacity of individuals executing documents in their individual capacity; (v) that the board of managers or board of directors of the Issuers, as applicable, were each authorized on behalf of the applicable entity to adopt the resolutions referenced above and such resolutions were adopted in accordance with the appropriate corporate or limited liability company governing documents; (vi) the Note Documents, other than the New Notes, are the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms; (vii) that the representations and warranties of the Issuers in the New Notes on which we are relying for the purposes of this opinion are true and correct; (viii) that the rights and remedies set forth in the Note Documents will be exercised in good faith and were granted without fraud or duress and for good, valuable and adequate consideration; (ix) that the Registration Statement, and any amendments thereto (including, without limitation, post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement; (x) that the Original Notes are surrendered and canceled in accordance with the instructions provided in the Registration Statement and the terms of the Indenture; (xi) the New Notes, when executed and delivered, will be in substantially the same form as upon the date this opinion is given, and (xii) that the Exchange Offering complies with federal and state securities laws, regulations, rulings and rules, including, without limitation, the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) and applicable state or blue sky laws. Our opinion relates only to the New Notes and not to any other agreement, schedule, exhibit, addendum, attachment or other document referred to in the New Notes, including, without limitation, the other documents examined that are listed above (the “Ancillary Documents”), whether or not incorporated (expressly or impliedly) by reference in such agreement, and we expressly disclaim rendering any opinion whatsoever on such Ancillary Documents. We have only examined those documents deemed appropriate and necessary to enable us to opine, and have assumed that we were provided with all documents relevant to Exchange Offer and to the opinions given herein.

As used in this opinion, whenever a statement is qualified by the expression “to our knowledge,” “known to us,” “we have no reason to believe” or other expressions of like import with reference to matters of fact, we mean that, in preparing to give this opinion and during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any such limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. Moreover, any “knowledge” is limited to the current actual knowledge of the individual attorneys in this Firm who have devoted substantive attention to this opinion (but not the knowledge of any other attorney in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Company or otherwise).
III.    Opinion
Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that when the New Notes have been duly executed, authenticated, issued and delivered against the surrender and cancellation of the Original Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture, the New Notes will constitute legal, valid and binding obligations of the Issuers.

IV.    Exceptions, Qualifications, Additional Assumptions and Limitations
The foregoing opinions are subject to each of the following exceptions, qualifications and limitations:
A.    We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) federal and state securities laws, regulations, rulings and rules, including, without limitation, the rules and regulations promulgated by the Commission and applicable state or blue sky laws; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws and regulations, e.g., ERISA; (iv) federal and state antitrust and unfair competition laws and regulations; (v) Hart-Scott-Rodino, Exon-Florio, Sarbanes Oxley and Dodd Frank laws, regulations ruling and rules, as amended; (vi) the statutes, ordinances, administrative decisions, and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vii) federal and state environmental laws and regulations, e.g., EPA; (viii) federal and state land use and subdivision laws and regulations; (ix) federal and state tax laws and regulations; (x) federal and state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (xi) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws and regulations; (xii) federal and state racketeering laws and regulations, e.g., RICO; (xiii) federal and state health and safety laws and regulations, e.g., OSHA; (xiv) federal and state laws concerning aviation; (xv) maritime laws, (xvi) Trust Indenture Act of 1939, as amended; (xvii) the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other similar federal or state; (xviii) federal and state laws concerning public utilities; (xix) federal and state labor laws and regulations; (xx) federal and state laws, regulations and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, and (C) criminal and civil forfeiture laws; and (xxi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or judicial decisions with respect thereto.
B.    We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the New Notes, (ii) the effect of the law of any jurisdiction, other than New York, which limits the rates of interest legally chargeable or collectable, and (iii) any Ancillary Document other than the New Notes regardless of whether such Ancillary Document is referred to in the New Notes.
C.    We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of the New Notes may have on the enforceability thereof.
D.    We express no opinion as to the effect on our opinions regarding the New Notes arising out of the status or activities of, or laws applicable to, any party to the New Notes and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non‑compliance by such parties with any state, local or federal laws or regulations applicable to the transactions contemplated by the New Notes because of the nature of any of their businesses, other than the execution, delivery and performance of New Notes under New York law.
E.    Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, including, without limitation, fraudulent transfer or conveyance laws; (ii) the effect of public policy considerations or court decisions that may limit rights to obtain indemnification or contribution; (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of equitable remedies, including, without limitation, specific performance and equitable relief), regardless of whether enforceability is considered in a proceeding in equity or at law; and (iv) the effect of certain laws and judicial decisions that may render unenforceable in whole or in part certain obligations, rights and remedies provided in the New Notes (including, without limitation, any documents referenced therein) and any obligations, rights and remedies that conflict with any laws governing foreclosure and disposition procedures or limitations on attorney's or trustee's fees), but the inclusion of such rights and remedies in the New Notes do not render the New Notes invalid as a whole, and there exist in the New Notes or pursuant to applicable law, legally adequate remedies for the realization of the principal benefits intended to be provided by the New Notes, subject to the economic consequences of any delay that may result from applicable law, rules, or judicial decisions.
F.    Our opinions set forth above are subject to the effect of generally applicable rules of law (including, without limitation, judicial decisions) that: (i) limit enforcement of unconscionable provisions or provisions that constitute penalties or forfeitures; (ii) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; (iv) relate to the requirements of a commercially reasonable sale; (v) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorney's fees and other costs; (vii) limit or affect the enforceability of contractual provisions respecting self-help or summary remedies except in compliance with applicable law; (viii) limit the enforceability of provisions stating that rights or remedies are not exclusive, that every right and remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others or that failure to exercise or delay in exercise of rights or remedies will not operate as a waiver of any such right or remedy; or (ix) limit the enforceability of provisions stating that the New Notes may be amended or modified only in writing.
G.    No opinion is expressed herein with respect to (i) the enforceability of any provision of the New Notes allowing any party to exercise any remedial rights without notice to the Issuers; (ii) the enforceability of any waiver of demand by the Issuers, or any waiver of any rights or any defense that, in each case, as a matter of law or public policy cannot be waived; (iii) the enforceability of any waiver of any defense of suretyship by the Issuers; (iv) the enforceability of any provision contained in the New Notes that conflicts with Article 9 of the Uniform Commercial Code as in effect in a relevant jurisdiction; (v) the enforceability of any provision of the New Notes (A) purporting to establish evidentiary standards or (B) purporting to preserve a debtor's liability for any deficiency after the sale of any collateral to the extent such liability is limited by applicable law as a result of such sale not having been conducted in accordance with the laws of the jurisdictions applicable to such sale; (vi) any provision of the New Notes that purports to mandate the subject matter jurisdiction of the federal courts to adjudicate any controversy related to the New Notes; (vii) the enforceability of any provision of the New Notes that purports to entitle any person or entity to specific performance of any provision thereof; (viii) the enforceability of any provision of the New Notes that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity; or (ix) the enforceability of any provision of the New Notes that purports to bind an affiliate or subsidiary of the Company that has not executed or otherwise duly become a party to the New Notes.

H.    Our opinion herein, insofar as it relates to the enforceability of the choice of law provisions of the Issuers designating New York law as the law applicable to the construction and interpretation of the New Notes, is (i) limited to courts of the State of New York and the United States of America located within the State of New York, and (ii) predicated upon the language of Section 5-1401 and 5-1402 of the New York General Obligations Law. We point out that, notwithstanding the language of Sections 5-1401 and 5-1402 of the New York General Obligations Law, courts located within the State of New York have, and may continue to, take into consideration, in determining whether to give full force and effect to a contractual choice of law provision specifying New York law as applicable, whether New York has contacts with the transaction at issue that are so minimal as to make enforcing the choice of law provision inappropriate or unreasonable.
I.    We express no opinion as to the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way related to any New Notes except for service by registered mail under New York law in accordance with the New Notes.
J.    Our opinion in Section III above is limited solely to laws and regulations (other than the Excluded Laws) that are customarily applicable to transactions in the nature of those contemplated by the New Notes.
K.    We express no opinion as to the enforceability of any provision of the New Notes (i) under which the Issuers may be obligated to pay legal or other professional fees incurred on behalf of any other person or entity or the cost of collection following a default, to the extent a court could conclude that such fees or costs are unreasonable; or (ii) under which the Issuers' obligations are stated to be unaffected by any stay or enjoining of the exercise or enforcement of any claim or demand or any right, power or remedy under the New Notes provided by the Issuers.
L.    We express no opinion as to right in, title to or ownership of any asset or property or the priority of any lien or security interest with respect to any asset or property. We express no opinion as to the perfection of any lien or security interest with respect to any asset or property. We express no opinion as to the attachment or validity of the security interests under any jurisdiction's laws. Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to any matter that may be governed by the law of any jurisdiction other than the internal laws of the State of New York.
This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or entity (other than your successors and permitted assigns) without our prior written consent; provided, however, that without negating or limiting the foregoing disclaimer of reliance by any person or entity other than you, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name for purposes of identifying the law firm that delivered this opinion to you in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is rendered as of the date hereof and shall not be deemed to have been updated to any date.
Further, we do not undertake to advise you of matters that occur subsequent to the date hereof and that affect the opinions expressed herein.
Very truly yours,

/s/ Garvey Schubert Barer
GARVEY SCHUBERT BARER
a partnership of professional corporations